UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2024

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

On March 27 2024, Enveric Biosciences, Inc. (the “Company”) scheduled the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) for May 28, 2024, which date is more than 30 days from the first anniversary of the date of the Company’s 2023 Annual Meeting of Stockholders that was held on November 2, 2023.

Stockholders may submit proposals on matters appropriate for stockholder action, including director nominations, at our annual meetings consistent with regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”) and the Company’s bylaws. Because the date of the Annual Meeting is more than 30 days from the first anniversary of the date of the 2023 meeting, such stockholder proposals must be received by the Company within a reasonable time before the Company begins to print and send proxy materials for the Annual Meeting. In order to be considered timely, stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card relating to the Annual Meeting must have been received by the Company no later than April 8, 2024 at 5:00 Eastern time. Any such proposal must have also met the requirements set forth in the Company’s bylaws and the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2024	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker, Ph.D.
Chief Executive Officer